ACSB Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
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To the Board of Directors
Universal Travel Group

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our audit report in this Annual Report for December 31, 2010 on Form 10-K of Universal Travel Group for the year ended December 31, 2009 of our audit report dated February 22, 2010.

/s/ Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
New York, New York
June 6, 2011

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